Certificate No.  Incorporated under the Laws of the State of Delaware     Shares
    A XXX                                                                 -XXXX-

                      SEE RESTRICTIVE LEGEND ON THE REVERSE
                            KUSHI NATURAL FOODS CORP.
                 TOTAL AUTHORIZED SHARE ISSUE 35,000,000 SHARES
30,000,000 SHARES PAR VALUE $.0001 EACH   5,000,000 SHARES PAR VALUE $.0001 EACH
           COMMON STOCK                       BLANK CHECK PREFERRED STOCK

     This is to Certify that XXXXXXXXXXXXXXXX is the owner of

                           - XXXXXXXXXXXXXXXXXXXXXXX -
          Fully paid and non- assessable shares of the common stock of
                            KUSHI NATURAL FOODS CORP.

transferable on the books of the Corporation by the holder in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated:

                                 Corporate Seal
          ------------------------                     ------------------------
                         Secretary                                    President